Exhibit 10.3
AMENDED AND RESTATED
WRIGHT EXPRESS CORPORATION EXECUTIVE
DEFERRED COMPENSATION PLAN
ARTICLE 1-INTRODUCTION
1.1 Purpose of Plan
Wright Express Corporation has adopted the Plan set forth herein to provide a means by which certain employees designated by Wright Express Corporation for participation may elect to defer receipt of designated percentages or amounts of their Compensation and to provide a means for certain other deferrals of Compensation.
1.2 Status of Plan
The Plan is intended to be “a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of Sections 201(2) and 301(a)(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), and shall be interpreted and administered in a manner consistent with such intent. With respect to Compensation deferred on or after January 1, 2005, the Plan shall be administered in a manner consistent with the applicable requirements of Code Section 409A and the guidance published thereunder by the U.S. Department of Treasury.
ARTICLE 2-DEFINITIONS
Wherever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:
2.1 Account means, for each Participant, the account established for his or her benefit under Section 5.1.
2.2 Adoption Agreement means the agreement between Wright Express Corporation and Merrill Lynch (or other service provider) containing certain terms of the Plan and entered into as of the Effective Date, as the same may be amended from time to time. The Adoption Agreement shall be considered part of the Plan document.
2.3 Change of Control Transaction means any transaction or series of transactions that constitutes a “Change in Control” as defined in Section 2(g) of the 2005 Equity and Incentive Plan.
2.4 Code means the Internal Revenue Code of 1986, as amended from time to time. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.
2.5 Compensation has the meaning set forth in the Adoption Agreement.
2.6 Effective Date means January 1, 2009, for this amendment and restatement of the Plan, and February 22, 2005, the date on which the Plan first ~~becomes~~ became effective, for the Plan as originally adopted.
2.7 Election Form means the participation election form as approved and prescribed by the Plan Administrator.

2.8 Elective Deferral means the portion of Compensation which is deferred by a Participant under Section 4.1.
2.9 Eligible Employee has the meaning~~means each employee of the Employer who satisfies the criteria~~ set forth in the Adoption Agreement.
2.10 Employer means Wright Express Corporation or any successor to all or a major portion of the Employer’s assets or business which assumes the obligations of the Employer, and each other entity that is affiliated with Wright Express Corporation which adopts the Plan with the consent of the Employer.
2.11 ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to any section or subsection of ERISA includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.
2.12 Incentive Deferral means a discretionary additional deferral of Compensation made by the Employer for the benefit of a Participant as described in Section 4.3.
2.13 Insolvent means either (i) the Employer is unable to pay its debts as they become due, or (ii) the Employer is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.
2.14 Matching Deferral means a deferral for the benefit of a Participant as described in Section 4.2.
2.15 Participant means any individual who participates in the Plan in accordance with Article 3.
2.16 Plan means this Wright Express Corporation Executive Deferred Compensation Plan, as amended from time to time, including the provisions of ~~any~~ the Adoption Agreement~~, which are incorporated therein.~~
2.17 Plan Administrator means the person, persons or entity designated by Wright Express Corporation in the Adoption Agreement ~~or in another instrument~~ to administer the Plan and to serve as the agent for Wright Express Corporation with respect to the Plan and Trust as contemplated by the agreement establishing the Trust. If no such person or entity is so serving at any time, the Employer shall be the Plan Administrator.
2.18 Plan Year means a calendar year~~the 12-month period set forth in the Adoption Agreement.~~
2.19 Total and Permanent Disability means the inability of a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, and the permanence and degree of which shall be supported by medical evidence satisfactory to the Plan Administrator.
2.20 Trust means the trust, if any, established by the Employer that identifies the Plan as a plan with respect to which assets are to be held by the Trustee.
2.21 Trustee means the trustee or trustees under the Trust.
~~2.22 Year of Service means the computation period and related service requirement set forth in the Adoption Agreement.~~

ARTICLE 3-PARTICIPATION
3.1 Commencement of Participation
Any Eligible Employee who elects to defer part of his or her Compensation in accordance with Section 4.1 shall become a Participant in the Plan as of the date such deferrals commence in accordance with Section 4.1. Any Eligible Employee who is not already a Participant and whose Account is credited with an Incentive Deferral shall become a Participant as of the date such amount is credited.
3.2 Continued Participation
A Participant in the Plan shall continue to be a Participant so long as any amount remains credited to his or her Account. Notwithstanding the foregoing, Participation in respect of any calendar year is not a guarantee of participation in respect of any future calendar year.
ARTICLE 4-ELECTIVE, MATCHING AND INCENTIVE DEFERRALS
4.1 Elective Deferrals
An individual who is an Eligible Employee on the Effective Date may, by completing an Election Form and filing it with the Plan Administrator within 30 days following the Effective Date, elect to defer a percentage or dollar amount of one or more payments of Compensation, on such terms as the Plan Administrator may permit, for services to be performed~~which are payable to the Participant~~ after the date on which the individual files the Election Form. Any individual who becomes an Eligible Employee after the Effective Date may, by completing an Election Form and filing it with the Plan Administrator within 30 days following the date on which the Plan Administrator gives such individual written notice that the individual is an Eligible Employee, elect to defer a percentage or dollar amount of one or more payments of Compensation, on such terms as the Plan Administrator may permit, for services to be performed~~which are payable to the Participant~~ after the date on which the individual files the Election Form. Any Eligible Employee who has not otherwise initially elected to defer Compensation in accordance with this paragraph 4.1 may elect to defer a percentage or dollar amount of one or more payments of Compensation, on such terms as the Plan Administrator may permit, for services to be performed~~commencing with Compensation paid~~ in the next succeeding Plan Year, by completing an Election Form prior to the first day of such succeeding Plan Year. In the case of commissions, services are deemed performed in the year in which the customer pays the Employer. In addition, a Participant may defer all or part of the amount of any elective deferral or matching contribution made on his or her behalf to the Employer’s 401(k) plan for the prior Plan Year that is treated as an excess deferral, an excess contribution or otherwise limited by the application of the limitations of sections 401(k), 401(m), 415 or 402(g~~q~~) of the Code, so long as the Participant so indicates on an Election Form. A Participant’s Compensation shall be reduced in accordance with the Participant’s election hereunder and amounts deferred hereunder shall be paid by the Employer to the Trust as soon as administratively feasible and credited to the Participant’s Account as of the date the amounts are received by the Trustee.
An election to defer Compensation for any Plan Year shall be irrevocable for such year and shall apply for subsequent Plan Years unless changed or revoked. A Participant may change or revoke his or her deferral election on a prospective basis as of the first day of any Plan Year by giving written notice to the Plan Administrator before such first day (or by any earlier date as the Plan Administrator may prescribe).
4.2 Matching Deferrals
At the Employer’s sole discretion, the Employer may make Matching Deferrals at a rate established by the Employer and set forth in the Adoption Agreement. Each Matching Deferral will be credited, as of the later of the date it is received by the Trustee or the date the Trustee receives from the Plan Administrator such instructions as the Trustee may reasonably require to allocate the amount received among the asset accounts maintained by the Trustee.

4.3 Incentive Deferrals
In addition to other amounts deferred under the Plan, the Employer may, in its sole discretion, select one or more Eligible Employees to have~~receive~~ an Incentive Deferral allocated to his or her Account on such terms as the Employer shall specify at the time it defers such amount~~makes the contribution.~~ For example, the Employer may credit an amount to a Participant’s Account and condition the payment of that amount and accrued earnings thereon upon the Participant remaining employed by the Employer for an additional specified period of time. If the Employer does not specify a method of distribution, the Incentive Deferral, to the extent vested, shall be distributed in a manner consistent with the election last made by the ~~particular~~ Participant under Section 7.1~~prior to the year in which the Incentive Deferral is made~~. The Employer, in its discretion, may permit the Participant to designate a distribution schedule for a particular Incentive Deferral provided that such designation is made under the timing rules of Section 4.1 as if the Participant were making an Elective Deferral~~prior to the time that the Employer finally determines that the Participant will receive the Incentive Deferral~~.
ARTICLE 5-ACCOUNTS
5.1 Accounts
The Plan Administrator shall establish an Account for each Participant reflecting Elective Deferrals, Matching Deferrals and Incentive Deferrals made for the Participant’s benefit together with any adjustments for income, gain or loss and any payments from the Account. The Plan Administrator may cause the Trustee to maintain and invest separate asset accounts corresponding to each Participant’s Account. The Plan Administrator shall establish sub-accounts for each Participant that has more than one election in effect under Section 7.1 and such other sub-accounts as are necessary for the proper administration of the Plan. As of the last business day of each calendar quarter, the Plan Administrator shall provide the Participant with a statement of his or her Account reflecting the income, gains and losses (realized and unrealized), amounts of deferrals, and distributions of such Account since the prior statement.
5.2 Investments
The assets of the Trust shall be invested in such investments as the Trustee shall determine. The Trustee may (but is not required to) consider the Employer’s or a Participant’s investment preferences when investing the assets attributable to a Participant’s Account.
ARTICLE 6-VESTING
6.1 General
A Participant shall be immediately vested in, i.e., shall have a nonforfeitable right to, all Elective Deferrals, and all income and gain attributable thereto, credited to his or her Account. A Participant shall become vested in the portion of his or her Account attributable to Matching Deferrals or Incentive Deferrals and income and gain attributable thereto in accordance with the schedule set forth in the Adoption Agreement, subject to earlier vesting in accordance with Sections 6.3, 6.4, and 6.5.
6.2 Vesting Service
For purposes of applying any~~the~~ vesting schedule in the Adoption Agreement, a Participant shall be considered to have completed a ~~Year~~ year of ~~Service~~ service for each complete year of full-time service with the Employer or an Affiliate, measured from the Participant’s first date of such employment, unless the Employer also maintains a 401(k) plan that is qualified under section 401(a) of the Internal Revenue Code in which the Participant participates, in which case any~~the~~ rules governing vesting service under that plan shall also be controlling under this Plan.

6.3 Change of Control
A Participant shall become fully vested in his or her Account immediately prior to a Change in~~of~~ Control of the Employer.
6.4 Death or Disability
A Participant shall become fully vested in his or her Account immediately prior to termination of the Participant’s employment by reason of the Participant’s death or Total and Permanent Disability. Whether a Participant’s termination of employment is by reason of the Participant’s Total and Permanent Disability shall be determined by the Plan Administrator in its sole discretion.
6.5 Insolvency
A Participant shall become fully vested in his or her Account immediately prior to the Employer becoming Insolvent, in which case the Participant will have the same rights as a general creditor of the Employer with respect to his or her Account Balance.
ARTICLE 7-PAYMENTS
7.1 Election as to Time and Form of Payment
A Participant shall elect (on the Election Form used to elect to defer Compensation under Section 4.1) the date at which the Elective Deferrals, ~~and~~ vested Matching Deferrals, and vested Incentive Deferrals, if any, (including any earnings attributable thereto) will commence to be paid to the Participant. The Participant shall also elect thereon for payments to be paid in either:
     (a) a single lump-sum payment; or
     (b) annual installments over a period elected by the Participant up to 10 years, the amount of each installment to equal the balance of his or her Account immediately prior to the installment divided by the number of installments remaining to be paid.
Each such election will be effective for the Plan Year for which it is made and succeeding Plan Years, unless changed by the Participant. Any change will be effective only for Elective Deferrals,~~and~~ vested Matching Deferrals and vested Incentive Deferrals, if any, made for the first Plan Year beginning after the date on which the Election Form containing the change is filed with the Plan Administrator, unless the following conditions are met: the change (i) is made at least 12 months before the date payment is to commence (ii) defers the payment date at least 5 years from the current payment date; and is made at least 12 months after the Participant’s most recent election of a payment date. Except as otherwise provided in this Article 7 below, payment of a Participant’s Account shall be made in accordance with the Participant’s elections under this Section 7.1.
7.2 Death
If a Participant dies prior to the complete distribution of his or her Account, the balance of the Account shall be paid as soon as practicable to the Participant’s designated beneficiary or beneficiaries, in the form  ~~elected by the Participant under either of the following options:~~of ~~(a)a~~ single lump-sum payment.~~; or~~
~~(b)annual installments over a period elected by the Participant up to 10 years, the amount of each installment to equal the balance of the Account immediately prior to the installment divided by the number of installments remaining to be paid.~~
Any designation of beneficiary ~~and form of payment to such beneficiary~~ shall be made by the Participant on an Election Form filed with the Plan

Administrator and may be changed by the Participant at any time by filing another Election Form containing the revised instructions. If no beneficiary is designated or no designated beneficiary survives the Participant, payment shall be made to the Participant’s surviving spouse, or, if none, payment shall be made in a single lump sum to the Participant’s estate.
7.3 Unforeseeable Emergency
A Participant may elect payment on account of a severe financial hardship resulting from illness or accident of the Participant or the Participant’s spouse, beneficiary or dependent (as defined in Code Section 152 without regard to subsections (b)(1), (b)(2) and (d)(1)(B) of that section); loss of the Participant’s property due to casualty; or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant’s control, all as determined by the Plan Administrator in compliance with Code Section 409A and applicable regulations. Payment may not be made under this section to the extent the emergency is or may be relieved through insurance or other assets available to the Participant without causing severe financial hardship; shall not exceed the amount reasonably necessary to satisfy the emergency need (which may include amounts necessary to pay income or penalty taxes reasonably anticipated to result from the payment); and shall be made only to the extent permitted under Code Section 409A and applicable regulations.
7.3 Forfeiture of Non-Vested Amounts
To the extent that any amounts credited to a Participant’s Account are not vested at the time such amounts are otherwise payable under Section 7.1, such amounts shall be forfeited and shall be used to satisfy the Employer’s obligation to make contributions to any Trust under the Plan.
7.4 Taxes
All federal, state or local taxes that the Plan Administrator determines are required to be withheld from any payments made pursuant to this Article 7 shall be withheld.
ARTICLE 8-PLAN ADMINISTRATOR
8.1 Plan Administration and Interpretation
The Plan Administrator shall oversee the administration of the Plan. The Plan Administrator shall have complete control and authority to determine the rights and benefits and all claims, demands and actions arising out of the provisions of the Plan of any Participant, beneficiary, deceased Participant, or other person having or claiming to have any interest under the Plan. The Plan Administrator shall have complete discretion to interpret the Plan and to decide all matters under the Plan. Such interpretation and decision shall be final, conclusive and binding on all Participants and any person claiming under or through any Participant, in the absence of clear and convincing evidence that the Plan Administrator acted arbitrarily and capriciously. Any individual(s) serving as Plan Administrator who is a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Plan Administrator shall be entitled to rely on information furnished by a Participant, a beneficiary, the Employer or the Trustee. The Plan Administrator shall have the responsibility for complying with any reporting and disclosure requirements or ERISA.
8.2 Powers, Duties, Procedures, Etc.
The Plan Administrator shall have such powers and duties as are described herein and in ERISA, and may adopt such policies and procedures, may act in accordance with such policies and procedures, may appoint such officers or agents, may delegate such powers and duties, may receive such reimbursements and compensation, and shall follow such claims and appeal procedures with respect to the Plan as it may establish, consistent with its duties under the Plan and ERISA.

8.3 Information
To enable the Plan Administrator to perform its functions, the Employer shall supply full and timely information to the Plan Administrator on all matters relating to the compensation of Participants, their employment, retirement, death, termination of employment, and such other pertinent facts as the Plan Administrator may require.
8.4 Indemnification of Plan Administrator
The Employer agrees to indemnify and to defend to the fullest extent permitted by law any officer(s) or employee(s) who serve as Plan Administrator (including any such individual who formerly served as Plan Administrator) against all liabilities, damages, costs and expenses (including attorneys’ fees and amounts paid in settlement of any claims approved by the Employer) occasioned by any act or omission to act in connection with the Plan, if such act or omission is in good faith.
ARTICLE 9-AMENDMENT AND TERMINATION
9.1 Amendments
Board of Directors of Wright Express Corporation shall have the right to amend the Plan from time to time, subject to Section 9.3, by an instrument in writing which has been executed on behalf of Wright Express Corporation by its duly authorized officer.
9.2 Termination of Plan
This Plan is strictly a voluntary undertaking on the part of the Employer and shall not be deemed to constitute a contract between the Employer and any Employee or a consideration for, or an inducement or condition of employment for, the performance of the services by any Employee. Board of Directors of Wright Express Corporation reserves the right to terminate the Plan at any time, subject to Section 9.3, by an instrument in writing which has been executed on behalf of Wright Express Corporation by its duly authorized officer. Upon termination, the Employer may (a) elect to continue to maintain any Trust to pay benefits hereunder as they become due as if the Plan had not terminated or (b) direct the Trustee to pay promptly to Participants (or their beneficiaries) the vested balance of their Accounts. For purposes of the preceding sentence, in the event the Employer chooses to implement clause (b), the Account balances of all Participants who are in the employ of the Employer at the time the Trustee is directed to pay such balances shall become fully vested and nonforfeitable; and all Account balances shall be paid as soon as practicable in compliance with Code Section 409A and related regulations. After Participants and their beneficiaries are paid all Plan benefits to which they are entitled, all remaining assets of the Trust attributable to Participants who terminated employment with the Employer prior to termination of the Plan and who were not fully vested in their Accounts under Article 6 at that time shall be returned to the Employer.
9.3 Existing Rights
No amendment or termination of the Plan shall adversely affect the rights of any Participant with respect to amounts that have been credited to his or her Account prior to the date of such amendment or termination without the consent of such Participant.

ARTICLE 10-CLAIMS PROCEDURE
If an application for a benefit (“claim”) is denied by the Plan Administrator, the Plan Administrator shall give written notice of such denial to the applicant, by certified or registered mail, within 60 days after the claim was filed with the Plan Administrator; provided, however, that such 60-day period may be extended to 120 days by the Plan Administrator if it determines that special circumstances exist which require an extension of the time required for processing the claim. Such denial shall set forth:
     (a) the specific reason or reasons for the denial;
     (b) the specific Plan provisions on which the denial is based;
     (c) any additional material or information necessary for the applicant to perfect the claim and an explanation of why such material or information is necessary; and
     (d) an explanation of the Plan’s claim review procedure.
Following receipt of such denial, the applicant or his or her duly authorized representative may:
     (a) request a review of the denial by filing written application for review with the Plan Administrator within 60 days after receipt by the applicant of such denial;
     (b) review documents pertinent to the claim at such reasonable time and location as shall be mutually agreeable to the applicant and the Plan Administrator; and
     (c) submit issues and comments in writing to the Plan Administrator relating to its review of the claim.
     The Plan Administrator shall, after consideration of the application for review, render a decision and shall give written notice thereof to the applicant, by certified or registered mail, within 60 days after receipt by the Plan Administrator of the application for review; provided, however, that such 60-day period may be extended to 120 days by the Plan Administrator if it determines that special circumstances exist which require an extension of the time required for processing the application for review. Such notice shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.
ARTICLE 11-MISCELLANEOUS
11.1 No Funding
The Plan constitutes a mere promise by the Employer to make payments in accordance with the terms of the Plan and Participants and beneficiaries shall have the status of general unsecured creditors of the Employer. Nothing in the Plan will be construed to give any employee or any other person rights to any specific assets of the Employer or of any other person. In all events, it is the intent of the Employer that the Plan be treated as unfunded for tax purposed and for purposes of Title I of ERISA.
11.2 Non-assignability
None of the benefits, payments, proceeds or claims of any Participant or beneficiary shall be subject to any claim of any creditor of any Participant or beneficiary and, in particular, the same shall not be subject to attachment or garnishment or other legal process by any creditor of such Participant or beneficiary, nor shall any Participant or beneficiary have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments or proceeds which he or she may expect to receive, contingently or otherwise, under the Plan.

11.3 Limitation of Participants’ Rights
Nothing contained in the Plan shall confer upon any person a right to be employed or to continue in the employ of the Employer, or interfere in any way with the right of the Employer to terminate the employment of a Participant in the Plan at any time, with or without cause.
11.4 Participants Bound
Any action with respect to the Plan taken by the Plan Administrator or the Employer or the Trustee or any action authorized by or taken at the direction of the Plan Administrator, the Employer or the Trustee shall be conclusive upon all Participants and beneficiaries entitled to benefits under the Plan.
11.5 Receipt and Release
Any payment to any Participant or beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Employer, the Plan Administrator and the Trustee under the Plan, and the Plan Administrator may require such Participant or beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect; provided, however, that the timing of such release shall be in compliance with Code Section 409A and shall not cause an impermissible delay of payment. If any Participant or beneficiary is determined by the Plan Administrator to be incompetent by reason of physical or mental disability (including minority) to give a valid receipt and release, the Plan Administrator may cause the payment or payments becoming due to such person to be made to another person for his or her benefit without responsibility on the part of the Plan Administrator, the Employer or the Trustee to follow the application of such funds.
11.6 Governing Law
The Plan shall be construed, administered, and governed in all respects under and by the laws of the state of Delaware, without effect to conflicts of laws provisions thereof. If any provision shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.
11.7 Headings and Subheadings
Headings and subheadings in this Plan are inserted for convenience only and are not to be considered in the construction of the provisions hereof.
11.8 409A Compliance.
     (a) The terms of the Plan shall be interpreted and applied in a manner consistent with the requirements of Section 409A of the Code and the Treasury Regulations thereunder, and the Company shall have no right to make any payment under the Plan, except in compliance with Section 409A of the Code.
      (b) It is intended that payments made under the Plan on or before the 15th day of the third month following the end of the Participant’s first taxable year in which the right to the payment is no longer subject to a substantial risk of forfeiture shall be exempt from compliance with Section 409A of the Code pursuant to the exception for short-term deferrals set forth in Section 1.409A-1(b)(4) of the Treasury Regulations.
     (c) The Company shall have no obligation to reimburse a Participant for any tax penalty or interest payable, or provide a gross-up payment in connection with any tax liability of a Participant under Section 409A of the Code. The preceding sentence shall not apply in the event of the Company’s negligence or willful disregard in interpreting the application of Section 409A of the Code to the Plan, which negligence or willful disregard causes the Participant to become subject to a tax penalty or interest payable under Section 409A of the Code. In such case the Company will reimburse the Participant on an after-tax basis for any such tax penalty or interest not later than the last day of the Participant’s taxable year next following the Participant’s taxable year in which the Participant remits the applicable taxes and interest.
     (d) The Committee shall have no authority to accelerate payments in excess of the authority permitted under Section 1.409A-3(j) of the Treasury Regulations.
     (e) Any payment triggered by a Participant’s termination of employment shall be made only if such termination constitutes, as determined by the Committee, a “separation of service” under Treasury Regulation 1.409A-1(h) and shall be delayed for six months following the date of such termination if such Participant is a Specified Employee on such date. In the event of any such delay in the distribution date, payment will be made at the beginning of the seventh month following the Participant’s termination. In the event of the Participant’s death during such six-month period, payment will be made in the payroll period next following the payroll period in which the Participant’s death occurs. A Participant is a “Specified Employee” if he or she is an employee of the Company who satisfies the requirements for being designated a “key employee” under Section 416(i)(1)(A)(i), (ii) or (iii) of the Code without regard to Section 416(i)(5) of the Code at any time during a calendar year, in which case such employee shall be considered a Specified Employee for the twelve-month period beginning on the first day of the fourth month immediately following the end of such calendar year. Notwithstanding the foregoing, all employees who are nonresident aliens during an entire calendar year are excluded for purposes of determining which employees meet the requirements of Section 416(i)(1)(A)(i), (ii) or (iii) of the Code without regard to Section 416(i)(5) of the Code for such calendar year. The term “nonresident alien” as used herein shall have the meaning set forth in Regulations Section 1.409A-1(j). In the event of any corporate spinoff or merger, the determination of which employees meet the requirements of Section 416(i)(1)(A)(i), (ii) or (iii) of the Code without regard to Section 416(i)(5) of the Code for any calendar year shall be determined in accordance with Regulations Section 1.409A-1(i)(6).
     (f) Payment may be delayed to a date after the payment date designated in the Plan if the Company’s deduction with respect to such payment otherwise would be limited or eliminated by the application of Section 162(m) of the Code, in which case the payment shall be made upon the earliest date at which the Committee reasonably anticipates that the deduction of the payment of the amount will not be limited or eliminated by the application of Section 162(m) of the Code. Any such delay shall apply to all scheduled payments to such Participant.
(g) For purposes of Section 11.8, any reference to a term or event (including any authority or right of the Company or a Participant) being “permitted” under or being in “compliance” with Section 409A and the Treasury Regulations thereunder means that the term or event will not cause the Participant to be deemed to be in constructive receipt of compensation prior to the payment date or to be liable for payment of interest or a penalty tax under Section 409A.